Exhibit 10(f)

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and entered into as of May 20, 2009, by and among CLAYTON BANK & TRUST (hereinafter referred to as “Lender”), a Tennessee chartered state banking institution whose principal office is located in Knoxville, Tennessee, and MAJESTIC 21 PARTNERSHIP (hereinafter referred to as “Borrower”), a Florida general partnership comprised 2lst MORTGAGE CORPORATION (hereinafter referred to as “21st Mortgage” and sometimes as “Servicer” or “Pledgor”), a Delaware corporation, and MAJESTIC HOMES, INC. (“Majestic Homes”), a Florida corporation. 21st Mortgage joins in this Agreement as a general partner of the Borrower and for the other purposes set forth herein. Majestic Homes joins in this Agreement as a general partner of the Borrower and for the other purposes set forth herein. NOBILITY HOMES, INC. (“Nobility Homes”), a Florida corporation also joins herein for the purposes set forth herein.

RECITALS OF FACT

WHEREAS, Borrower has requested Lender to make a term loan to Borrower and Lender is willing to make a term loan to Borrower on the terms and conditions set forth herein, which loan shall be secured by a pool of MH Loans (pledged by Pledgor) as described herein.

WHEREAS, each MH Loan is owned by Pledgor and evidences a loan to an Obligor, the proceeds of which have been used by such Obligor for the purchase of a manufactured home or the refinance of a manufactured home. The loan represented by the MH Loan was originated by 21st Mortgage in connection with a financing program for manufactured homes sold by Nobility Homes or its subsidiaries (the “Nobility Homes Financing Program”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions: The following capitalized terms shall have the following meanings:

A	Agreement: This Agreement together with all exhibits and schedules hereto and all subsequent written amendments and supplements hereto and thereto.

B	Base Rate: A fixed per annum interest rate of Six Percent (6.00%) (calculated on the basis of twelve 30 day months within each calendar year period).

C	Borrowing Base: An amount equal to eighty percent (80%) of the outstanding principal balance of all Qualified MH Loans pledged hereunder to secure the Term Loan to Borrower (for the avoidance of doubt, Disqualified MH Loans will not be considered for purposes of determining the Borrowing Base).

D	Borrowing Base Certificate: A certificate of the Pledgor signed by an authorized officer of Pledgor indicating the amount of the Borrowing Base as of a stated date and in the form attached hereto as Exhibit B.

E	Business Day: Any day other than a Saturday or Sunday, or a day on which banking institutions in Knoxville, Tennessee are authorized or obligated by law or executive order to be closed.

F	Closing: The consummation of the transactions contemplated to take place under this Agreement on the Closing Date.

G	Closing Date: May 20, 2009 or such later date as may be agreed to by the parties to this Agreement.

H	Contract: A duly executed promissory note, conditional sales contract, installment sales contract, installment loan agreement or other instrument evidencing the indebtedness of an Obligor under a MH Loan, together with any modification thereto.

I	Contract File: The Contract and Security Instrument relating to a MH Loan.

J	Cut-off Date: The respective cut-off date referenced in the MH Loan Pool Schedule which shall be the close of business as of such date.

K	Disqualified MH Loan: Any Qualified MH Loan as to which such MH Loan (a) does not otherwise continue to be a Qualified MH Loan for any reason, (b) becomes delinquent as to any payments of principal or interest for a period in excess of ninety (90) days of the date when such payment(s) are due, or (c) the related Home is subject to Repossession or similar proceedings, in each case as determined as of the end of each reporting month.

L	Event of Default: Any of the events described in Section 12 hereof.

M	Home(s): The security for a MH Loan comprised of a manufactured home.

N	MH Loan: Each of the Contracts and all related Security Instruments and security interests created thereby and any and all rights to receive payments or other amounts pursuant thereto from and after the respective Cut-Off Date and including all rights under any insurance policies relating to any collateral securing such Contracts, the related Contract Files and Obligor Files, all rights to collect any advances or unearned forced place insurance premiums, and all proceeds derived from the foregoing.

O	MH Loan Pool Schedule: The schedule of MH Loans pledged to Lender in accordance with the terms set forth herein, as such schedule may be amended and/or supplemented from time to time, and which schedule shall be in the form attached hereto as Exhibit A (and may be in electronic format) and which shall include the outstanding principal balance of such MH Loan as of the applicable cut-off date.

P	Obligations: All now existing or hereafter arising debts and other obligations of the Borrower to the Lender arising under any Term Loan Document, in each case, as may be amended, modified or extended from time to time.

Q	Obligor: The person or persons obligated to repay the respective MH Loan.

R	Obligor File: The credit application and investigation, documents of insurance and other documentation in possession of Pledgor relating to an MH Loan (other than the documents which are contained in the Contract File).

S	Pledged MH Loans: Each of the MH Loans now or hereafter pledged by Pledgor to Lender to secure the Obligations which shall be those MH Loans described in the MH Loan Pool Schedule, as may be amended or supplemented from time to time, provided that an MH Loan shall cease to be a Pledged MH Loan at the time it becomes a Released MH Loan.

T	Qualified MH Loan: Each MH Loan of the Pledgor pledged to Lender in accordance with the terms of this Agreement (other than a Released MH Loan), with respect to which:

(i) at the time of the initial inclusion of such MH Loan in the pool of Pledged MH Loans, no payment is more than thirty (30) days past the date when due under the terms of the MH Loan (as determined as of the Cut-Off Date for the MH Loans in the initial collateral pool), and at the time of the initial inclusion of such MH Loan in the pool of Pledged MH Loans, no other material default exists by the Obligor under the terms of such MH Loan;

(ii) at all times after the initial inclusion in the pool of Pledged MH Loans, no payment under such MH Loan is ninety (90) or more days past the date when due under the terms of the MH Loan and the Home securing such MH Loan is not subject to Repossession or similar proceedings, in each case as determined as of the end of each reporting month;

(iii) all of the obligations of the Obligor to the Borrower under the MH Loan are secured by a duly perfected first-priority security interest in favor of the Borrower against the Home which is described in such MH Loan (subject only to ad valorem property tax liens that are priority liens under applicable law and secure payment of taxes that are not yet delinquent);

(iv) such MH Loan is owned by the Pledgor free and clear of all liens, claims and encumbrances (other than the security interest granted in favor of Lender as provided herein); and

(v) within one hundred twenty (120) days following the date of origination of such MH Loan, the original of the related Contract for such MH Loan has been delivered, together with the certificate of title (or other documents evidencing that the Pledgor has a valid and perfected lien or that applicable documents have been filed to obtain such lien) to each Home covered by such MH Loan, into the possession of the Servicer (as custodian on behalf of Lender), or the Lender if requested by the Lender upon and following a continuing Event of Default.

U	Released MH Loan: An MH Loan which has been released from the Lender’s security interest pursuant to the terms of this Agreement, including the provisions of Section 2.C.(vi) hereof.

V	Repossession: Judicial or voluntary, non-judicial possession of a Home transferred from an Obligor to Pledgor.

W	Security Instrument: A manufacturer’s certificate or statement of origin, certificate of title, security agreement, financing statement and/or security deed duly filed and/or recorded, if required by applicable law, in the state and/or town/city/county offices, as appropriate under state law, evidencing and perfecting Pledgor’s perfected security interest in a Home, and, in addition, if applicable, a mortgage, deed of trust or similar instrument in the real property pledged as security for the MH Loan.

X	Term Loan: As defined in Section 2 hereof.

Y	Term Loan Document: This Agreement and the Term Note, as amended and/or restated from time to time, and in the plural means any two or more of the foregoing, as the context requires.

Z

Term Loan Maturity Date: The earlier of the following dates: (a) May 31, 2019 and (b) the thirtieth (30th) day following the first date that the outstanding principal balance of the Term Loan is less than Seven Hundred Fifty Thousand Dollars ($750,000).

AA	Term Note means the Term Note dated as of the date hereof, made by the Borrower payable to the order of the Lender in the original principal amount of $5,000,000.00, as amended from time to time.

BB	UCC means the Uniform Commercial Code as adopted in the State of Tennessee from time to time.

2.	The Term Loan and Collateral: Subject to all of the terms and conditions of this Agreement, the Lender will make the Term Loan described in this Section to the Borrower.

A. The Term Loan. The Lender will make a term loan to Borrower on the following terms and subject to the following conditions:

i)	The Term Loan. The Lender agrees to make a term loan to Borrower in an amount equal to Five Million and 00/100 Dollars ($5,000,000.00) (the “Term Loan”) on the terms and conditions set forth herein.

ii)	Borrowing. The obligation of the Lender to advance the Term Loan amount at Closing shall be subject to satisfaction of the conditions to funding set forth in Section 11 including the pledge by Pledgor to Lender of Qualified MH Loans with a Borrowing Base equal to or greater than the respective Term Loan amount, and so long as the Term Loan is outstanding, Pledgor shall continue its pledge of Qualified MH Loans to Lender with an aggregate principal balance at least equal to 125% of the then-outstanding principal amount of the Term Loan (as determined on a monthly basis).

iii)	Funding of Term Loan. The Lender shall fund the Term Loan amount on the Closing Date by wire transfer of immediately available funds to an account specified in writing by the Borrower.

iv)

    Interest on the Term Loan. The principal amount of the Term Loan outstanding from time to time shall bear interest until maturity of the Term Note at a rate per annum equal to the Base Rate. After maturity, whether on the Term Loan Maturity Date or on account of acceleration during the continuance of an Event of Default as provided herein, and until paid in full, the Term Loan shall bear interest at a per annum rate equal to the Base Rate plus five percent (5%); provided, however, the interest rate shall not in any event exceed the maximum rate of interest permitted by applicable law. Prior to maturity, accrued interest for each calendar monthly period, as applicable, shall be due and payable, in arrears, on the tenth (10th ) day of the immediately succeeding calendar monthly period.

v)

    Monthly Principal Amortization. The parties acknowledge that the Borrowing Base will decrease over time due to reduction of the number of and the principal balances under the Qualified MH Loans that secure the Term Loan (including by reason of regular payments collected upon such MH Loans, prepayments of such MH Loans and change in status of a Qualified MH Loan to a Disqualified MH Loan and/or Released Loan). Until the outstanding principal balance of the Term Loan is paid in full, Borrower shall make monthly principal payments under the Term Loan in such amount (the “Requisite Monthly Principal Payment Amount”) equal to the difference between the outstanding principal balance of the Term Loan and the Borrowing Base amount to the extent the outstanding principal balance of the Term Loan exceeds the Borrowing Base amount, in each case as determined as of the 25th day of the preceding calendar month period. In the event the Borrowing Base amount exceeds the outstanding principal balance of the Term Loan as of the 25th day of the preceding calendar month period, no Requisite Monthly Principal Payment Amount shall be due with respect to such monthly period. The Requisite Monthly Principal Payment Amounts shall be due and payable on the tenth (10th ) day of each calendar month; and on the Term Loan Maturity Date or such earlier date as provided herein following acceleration, all remaining unpaid principal under the Term Loan and accrued but unpaid interest under the Term Loan shall be due and payable. Borrower or Pledgor on behalf of Borrower shall maintain adequate records of the collections on the Pledged MH Loans and Lender shall have the right to review such records upon request. No prepayment penalty or premium shall be due or payable in connection with any Requisite Monthly Principal Payment Amounts.

vi)

    Borrowing Base Certificates. On or before the tenth (10th) day after the end of each calendar month, the Borrower or Pledgor shall deliver to Lender a Borrowing Base Certificate (calculated as of 25th day of the preceding calendar month period). Each Borrowing Base Certificate shall include or be accompanied by an electronic report provided by the Servicer regarding the Pledged MH Loans included in the Borrowing Base. The report shall be in format, form and substance reasonably acceptable to the Lender and shall include: (a) the outstanding principal balance owing to the Pledgor under each Pledged MH Loan, (b) the next scheduled payment due date for each Pledged MH Loan, (d) whether the Pledged MH Loan is subject to Repossession, and (e) such other information as the Lender shall reasonably require.

B. Additional Provisions Applicable to the Term Loan. The following additional provisions are applicable to the Term Loan and transactions contemplated hereby:

i)	Manner of Payment - Application. All payments of principal and interest on the Term Loan shall be payable at the principal office of the Lender in Knoxville, Tennessee, or such other office within the United States as designated by Lender, in funds available for the Lender’s immediate use in that city and no payment will be considered to have been made until received in such funds. All payments received on account of the Term Loan will be applied first to the satisfaction of any interest which is then due and payable, and to principal only after all interest which is due and payable has been satisfied.

ii)	Prepayment Premium. The Borrower may prepay all or any portion of the Term Loan at any time without payment of any prepayment penalty or premium, except that, in the event any such prepayment is made by Borrower (at its discretion), (a) on or prior to the first anniversary of the Closing Date, Lender shall be paid a prepayment premium fee equal to Three Percent (3.0%) of the respective principal amount (without duplication) that is prepaid on or prior to such date, (b) following the first anniversary of the Closing Date but on or prior to second anniversary of the Closing Date, Lender shall be paid a prepayment premium fee equal to Two Percent (2.0%) of the respective principal amount (without duplication) that is prepaid during such period, and (c) following the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, Lender shall be paid a prepayment premium fee equal to One Percent (1.0%) of the respective principal amount (without duplication) that is prepaid during such period, provided that, no prepayment penalty or premium shall be payable following the third anniversary of the Closing Date or if the principal balance of the Term Loan is less than $750,000 or if payments are otherwise made in accordance with the terms of this Agreement, including pursuant to Section 2.A herein.

iii)

    Participation of Term Loan. Lender may sell participation interests and/or assign up to fifty percent (50%) of its interest in the Term Loan to up to five other banking or financial institutions in its discretion, provided (i) Lender must provide Borrower with at least ten (10) days prior written notice of such participation or assignment, (ii) Lender will retain power and control to make modifications, waivers, amendments and extensions or exercise remedies or address administrative matters as it applies to the Term Loan, (iii) neither Borrower, 21st Mortgage, Majestic Homes nor Nobility Homes shall be subject to any additional obligations as a result of such assignment or participation, (iv) Lender shall be responsible for any and all fees, expenses or other charges assessed by any participant/assignee in connection with such participation and related transactions, and (v) the participation or assignment documentation as it applies to Borrower, 21st Mortgage, Majestic Homes and Nobility Homes shall be subject to the approval of Borrower, 21st Mortgage, Majestic Homes and Nobility Homes, which approval shall not be unreasonably withheld.

C. Collateral for the Obligations. All of the Obligations will be secured and supported as provided in this Section 2 C.:

(i)	Grant of Security Interest in Pledged MH Loans. To secure the payment and performance of the Obligations, the Pledgor does hereby grant and pledge to Lender a first priority continuing security interest and lien in and to all right, title and interest of the Pledgor in the Pledged MH Loans, whether presently owned or hereafter acquired, and all proceeds of the foregoing.

(ii)	Security Agreement. This Agreement shall be deemed a security agreement as defined in the UCC, and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be cumulative and non-exclusive and be as prescribed (a) herein, (b) by applicable law, including the UCC, and (c) any other Term Loan Document. Lender shall have all rights and remedies of a secured party under the UCC. The Pledgor hereby authorizes Lender to file UCC financing statement(s) describing the collateral pledged by Pledgor to Lender under this Agreement in Pledgor’s state of organization (including continuation statements and any appropriate amendments) naming Pledgor as debtor in favor of Lender as secured party to perfect (by filing) Lender’s rights in and to the Pledged MH Loans described herein, provided such UCC financing statement(s) shall be in a form reasonably acceptable to Lender and Pledgor. Lender’s security interest in the Pledged MH Loans shall be released upon payment in full of the outstanding Obligations, and Lender agrees to execute such release document and/or file UCC termination statement as applicable in connection with such release.

(iii)	Liens. The Pledgor shall not, without the prior written consent of the Lender, create or permit to exist any lien, encumbrance or security interest (all of which are hereafter referred to in this subsection as a “lien” or “liens”) in or upon any Pledged MH Loans other than liens/security interests in favor of the Lender created pursuant to the requirements of this Agreement.

(iv)	Sale of Collateral; Insurance Proceeds. The Pledgor shall not, without the prior written consent of the Lender, transfer, assign or sell, or permit any transfer, assignment or sale of any of the Pledged MH Loans except as permitted in this Agreement. To the extent a transfer, assignment, or sale of any of the Pledged MH Loans to a third-party is permitted by the Lender or this Agreement, the Lender agrees to promptly (and in no event later than five (5) days after the Borrower’s written request therefor accompanied by the requested release instrument), execute and deliver to the Pledgor a release of the Lender’s lien on such Pledged MH Loans; provided, the requested release instrument shall be acceptable to the Lender, in its reasonable discretion.

(v)	Collections from Pledged Loans and Subordination. Until the Obligations are paid in full, each of the Borrower and Majestic Homes subordinates to Lender any interest that Borrower and Majestic Homes (as the case may be) has in the collections and other proceeds derived from the Pledged Loans following the Cut-Off Date and each acknowledges and agrees that payments derived from the Pledged Loans following the Cut-Off Date shall be utilized for repayment of the Obligations or as otherwise directed by the Pledgor and permitted hereunder. So long as there is no continuing Event of Default under this Agreement, Lender authorizes the Pledgor, on a monthly basis, to use and/or distribute (as determined by Pledgor) the excess collection and other proceeds derived from the Pledged Loans after applying such proceeds to the requisite payment of any outstanding Obligations that are then due and payable. To the extent there is a continuing Event of Default, the Borrower and Majestic Homes agree to hold in trust any proceeds derived from the Pledged Loans following the applicable Event of Default that are distributed to or received by any of them for the benefit of Lender, and upon request of Lender, shall forward such proceeds to Lender to be applied toward reduction of the Obligations.

(vi)	Released MH Loans. If the Lender or Pledgor should at any time accurately determine that a Qualified MH Loan should be classified as a Disqualified MH Loan in accordance with the terms herein, the Lender or Pledgor shall notify the Pledgor or Lender (as applicable) in writing that such MH Loan has been so classified, and upon being so classified by the Lender or Pledgor such MH Loan shall be eliminated in determining the Borrowing Base. Each Disqualified MH Loan shall continue to be subject to the security interest created by this Agreement in favor of the Lender unless and until it shall become a Released MH Loan. On any Business Day, the Pledgor may notify Lender in writing or via e-mail notification that one or more Disqualified MH Loans or one or more items of inventory/repossessed collateral related to such Disqualified MH Loans should be released from the Lender’s security interest, and such Disqualified MH Loans (that are listed in the respective notification from Pledgor to Lender) shall automatically become Released MH Loans so long as (i) the Borrowing Base equals or exceeds the outstanding principal balance of the Term Loan (taking into account the deletion of such Disqualified MH Loans) and (ii) there is no continuing Event of Default at the time such Disqualified MH Loans become Released Loans. The MH Loan Pool Schedule shall be appropriately amended to reflect such Released MH Loans, and upon request of the Pledgor, the Lender will execute and deliver to the Pledgor one or more release(s) in form and substance acceptable to Pledgor evidencing that such MH Loans, including the related Contract Files, have become Released MH Loans. In no event shall any Pledged MH Loan shall be released from Lender’s security interest as a Released MH Loan during a period in which a continuing Event of Default exists.

(vii)	Servicing and Collections: The Servicer shall at all times service all MH Loans included in the Pledged MH Loans. Servicer shall have the sole responsibility for collecting the scheduled principal and interest payments on each MH Loan. The obligation to collect the amounts due under the MH Loans shall include but not be limited to exercising due diligence, in a prudent businesslike manner, to enforce the terms of the MH Loan, and repossess and liquidate collateral under defaulted MH Loans consistent with the customary servicing practices of Servicer with the intent of minimizing losses under such MH Loans. In connection with the payoff of an MH Loan or the repossession and/or liquidation of collateral securing an MH Loan, Servicer shall have the right to execute and complete such paperwork and take such other actions as customarily performed in connection with such payoffs, repossessions and/or liquidations, as applicable, including the release of security interests in collateral in the related Home(s) for MH Loans that are paid in full and/or liquidated.

3.	Representations and Warranties of Borrower and Servicer: Borrower represents and warrants to Lender, such representations and warranties to be as of the Closing Date (unless otherwise specified herein), as follows:

A	Borrower is a general partnership duly organized and in effect under the laws of the State of Florida. Borrower has the partnership power and authority to perform its obligations hereunder and to carry on its business as it is currently being conducted.

B

21st Mortgage is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized to conduct business as a foreign corporation and is in good standing in all other jurisdictions where its activities and businesses require such qualification. 21st Mortgage has the corporate power and authority to perform its obligations hereunder and to carry on its business as it is currently being conducted.

C	Majestic Homes is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is authorized to conduct business as a foreign corporation and is in good standing in all other jurisdictions where its activities and businesses require such qualification. Majestic Homes has the corporate power and authority to perform its obligations hereunder and to carry on its business as it is currently being conducted.

D	Nobility Homes is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is authorized to conduct business as a foreign corporation and is in good standing in all other jurisdictions where its activities and businesses require such qualification. Nobility Homes has the corporate power and authority to perform its obligations hereunder and to carry on its business as it is currently being conducted.

E	For each Pledged MH Loan, each related Contract has been duly executed by the related Obligor on the date indicated on the Contract.

F	For each Pledged MH Loan, each Contract is the original Contract executed by the Obligor is in all respects genuine, and is what it purports to be, and each such Contract and Security Instrument will be the legal, valid and binding obligation of the Obligor named therein and will be enforceable in accordance with its terms.

G	Each Pledged MH Loan has arisen from a bona fide sale of a manufactured home in the ordinary course of business of a dealer, or a refinancing of a manufactured home loan.

H	For each Pledged MH Loan, Pledgor has good and marketable title to the related Contract and is the sole owner of such Contract, free and clear of all liens, security interests and encumbrances (except for the security interest granted to Lender herein).

I	Each Obligor identified on Exhibit A with respect to a Pledged MH Loan has the capacity to pledge his or her ownership interest in such manufactured home to Pledgor. The information with respect to any Pledged MH Loan set forth on the related Exhibit A is true and correct in all material respects as of the related Cut-Off Date.

J	Servicer’s security interest has been properly perfected in accordance with applicable state law.

K	All loan proceeds under each Pledged MH Loan have been fully advanced by Pledgor, a prior loan originator or a dealer, as applicable, and the full principal amount of each Contract as shown in the “Amount Paid to Buyer” and the “Amount Paid to Others on Buyer’s Behalf”, or as shown in similar language contained in the Contract, has been advanced for the related Obligor’s benefit, either by payment direct to such Obligor or by payment to either the related dealer or to another lender to pay off in full an obligation secured by the manufactured home that is made on such Obligor’s request or approval. No Contract contains any provision for future advances of loan proceeds.

L	For each Pledged MH Loan, all costs, fees and expenses incurred in making, closing and recording the related Contract/Security Instrument as applicable and perfecting the lien of the Pledgor (or prior holder of the Contract/Security Instrument, as applicable) in the related collateral securing such Contract have been paid. No part of the related manufactured home taken as collateral security has been released, or destroyed or damaged in any material manner, except as may have occurred through normal wear and tear.

M	For each Pledged MH Loan, the collateral securing the Contract exists and is currently insured against fire and comprehensive losses in an amount at least equal to the related outstanding principal balance, and the terms of the Contract require Obligor to maintain such insurance in at least an amount equal to the value of the related manufactured home.

N	The Pledged MH Loan was originated in compliance in all material respects with all applicable federal, state and local law, including, without limitation, usury, consumer credit, Truth-in-Lending, equal credit opportunity, privacy, and fair debt collection laws

O	The Home securing the Pledged MH Loan will be located within a state that Servicer is authorized to conduct its business.

P	For each Pledged MH Loan, the obligations of each Obligor created under each Contract are free from any claim, counterclaim, right of rescission, or setoff of any kind or nature.

Q	To Servicer’s knowledge, there are no delinquent taxes or assessments or other delinquent outstanding charges affecting any manufactured home or real property securing any Pledged MH Loan that could create a lien on the collateral securing the Pledged MH Loan (including, but not limited to, the related manufactured homes), that is prior to, or equal or coordinate with, the lien of the related Pledged MH Loan.

R	Servicer is properly licensed to service the Pledged MH Loans pledged to Lender hereunder and all appropriate federal, state and local licenses and registrations have been obtained and will continue to be maintained in all states necessary to enable Servicer to service the Pledged MH Loans without violation of law.

S	Each Contract and/or related Security Instrument relating to the Pledged MH Loans contains usual and customary provisions for permitting acceleration and repossession or similar proceedings, as applicable.

T	Each Obligor has paid a down payment on their purchase of the related Home securing such Pledged MH Loan (which is not a refinanced loan) in cash, appropriately documented trade in, or in documented real property equity of no less than five (5%) percent of the purchase price for the related manufactured home.

The representations and warranties applicable to the Pledged MH Loans in this Section 3 are made as of the date such Pledged MH Loans are pledged to Lender as provided herein to the extent such Pledged MH Loans are not pledged as of the Closing Date. The representations and warranties made hereunder shall survive Closing and the execution and delivery of this Agreement and shall continue in full force and effect for the applicable statute of limitations period or until the outstanding Obligations are paid in full, whichever is earlier.

4.	Delivery of Documents: Borrower and Servicer agree to do all acts necessary to create and perfect a first priority security interest in the Homes securing such Pledged MH Loans. Servicer shall maintain custody of the related Contract Files on behalf of Lender with respect to its rights described herein. In connection therewith, Servicer shall clearly document the related Contract File as being held in trust for the benefit of Lender. In the event and during the continuance of an Event of Default by Borrower or Servicer under this Agreement, upon written request of Lender, Servicer shall deliver to Lender one or more applicable Contract Files as requested by Lender, provided, if any such Contract File is delivered to Lender, Lender shall cooperate with Servicer in providing Servicer with copies and/or originals of such Contract File documents as Servicer may reasonably request in connection with Servicer’s servicing of the related Pledged MH Loan(s). In the event Lender takes possession of any Contract Files, Lender shall maintain such Contract Files and related documents in a safe, secure and orderly manner and shall not transfer or destroy any such documents without the express prior written consent of Servicer. Lender shall maintain the confidentiality of such Pledged MH Loans and related consumer information in accordance with applicable privacy and consumer protection laws. Upon payment in full of the outstanding Obligations, Lender shall return and deliver to Pledgor (or a designee designated by Pledgor in writing) all such Contract Files received by Lender.

5.	Inspection of Obligor Files: Lender shall have the right to inspect the Obligor Files at any time during normal business hours with reasonable notice to Servicer.

6.	Assignment by Lender: Lender shall not assign this Agreement without the prior written consent of Borrower and Pledgor, which consent shall not be unreasonably withheld if such assignment is to an affiliate of Lender, provided that Lender may assign/participate part of its interest in the Term Loan as provided in Section 2.B.(iii) herein. In the event Lender sells any part of its interest in the Term Loan covered by this Agreement to a third party or parties, including the sale of any participation interest therein, this Agreement shall remain in full force and effect, and, if so requested by Borrower or Pledgor, such third party shall execute such documents reasonably requested by Borrower or Pledgor in connection with such assignment/participation and compliance with the terms of this Agreement.

7.	Access to Records of Borrower, Servicer and Nobility Homes: Upon Lender’s reasonable request, Borrower, Servicer and Nobility Homes shall furnish a detailed statement of its financial condition, and shall give Lender, or its authorized representative, opportunity at any time during normal business hours to examine their respective books and records which pertain to the Pledged MH Loans including the collateral securing such Pledged MH Loans.

8.

Financial Statements: Within ninety (90) days after the end of each fiscal year of Servicer, Servicer shall deliver to Lender an audited consolidated balance sheet of Servicer as of the end of such fiscal year, and related audited consolidated statements of earnings, shareholders’ equity and of cash flows for such fiscal year, together with any notes which, in accordance with generally accepted accounting principles should accompany such financial statements, which statements shall be in reasonable detail, and certified by and containing an unqualified opinion of independent certified public accountants. Borrower will within 90 days after end of each fiscal year, deliver to Lender, unaudited financial statements prepared in accordance with generally accepted accounting principles, with the exception of notes to such financial statements. Within ninety (90) days after the end of each fiscal year of Nobility Homes, Nobility Homes shall deliver to Lender an audited consolidated balance sheet of Nobility Homes as of the end of such fiscal year, and related audited consolidated statements of earnings, shareholders’ equity and of cash flows for such fiscal year, together with any notes which, in accordance with generally accepted accounting principles should accompany such financial statements, which statements shall be in reasonable detail, and certified by and containing an unqualified opinion of independent certified public accountants.

9.	Insurance Escrow: Servicer shall deposit all escrow funds received to pay insurance premiums and taxes on behalf of any Obligor with respect to a Pledged MH Loan in a demand deposit account in a state or national bank. Servicer shall maintain detailed records to show the respective interests of each individual Obligor in the account(s) to the extent applicable. From the escrow funds so deposited, Servicer shall pay promptly to the proper parties when due insurance premiums and other related fees and taxes.

10.	Records in General: Servicer will maintain a set of books and records as to such Pledged MH Loans which secure Borrower’s obligations under this Agreement, including, but not limited to, records of each receipt and each disbursement relating to such Pledged MH Loans and Servicer shall provide any special reports reasonably requested by Lender. The Pledgor’s books and records shall indicate that each MH Loan included in the Pledged MH Loans has been pledged to the Lender. Each of the Obligor files or the computer records of the Pledgor shall also contain records with respect to the underwriting, credit and collections history with respect to each MH Loan included in the Pledged MH Loans. All of the Obligor files related to the MH Loans included in the Pledged MH Loans shall be marked (electronically on Servicer’s computer systems and/or physically on said files) to reflect that the Lender has a security interest in such MH Loans.

11.	Conditions to Closing. The obligation of the Lender to fund the Term Loan at Closing shall be subject to fulfillment of each of the following conditions precedent (unless waived by Lender).

A No Default. No Event of Default shall have occurred and be continuing as of the Closing Date, and the representations and warranties of the Borrower contained in Section 3 shall be true and correct in all material respects as of the Closing Date.

B Documents to be Furnished at Closing. The Lender shall have received, contemporaneously with the execution of this Agreement the following (with each such document, as applicable, duly executed, currently dated and in form and substance satisfactory to the Lender):

(i) The Term Note;

(ii) The initial Borrowing Base Certificate and the MH Loan Pool Schedule as of the Closing Date; and

(iii) UCC Financing Statement listing the Pledgor (as debtor) and the Lender (as secured party) to be filed in the office of the Delaware Secretary of State.

12.	Default Each of the following shall constitute an Event of Default under this Agreement:

A	Nonpayment of the Term Loan. The Borrower’s failure to pay any of the Obligations when due and continuance of such failure for ten (10) days after notice thereof to the Borrower from the Lender.

B

Bankruptcy, Insolvency. etc. The Borrower, 21st Mortgage, Majestic Homes or Nobility Homes admitting in writing its inability to pay its debts as they mature or an administrative or judicial order of dissolution or determination of insolvency being entered against the Borrower, 21st Mortgage, Majestic Homes or Nobility Homes; or the Borrower, 21st Mortgage, Majestic Homes or Nobility Homes applying for, consenting to, or acquiescing in the appointment of a trustee or receiver for the Borrower, 21st Mortgage, Majestic Homes or Nobility Homes or any material property of the Borrower, 21st Mortgage, Majestic Homes or Nobility Homes, or Borrower, 21st Mortgage, Majestic Homes or Nobility Homes making a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee or receiver being appointed for the Borrower, 21st Mortgage, Majestic Homes or Nobility Homes for a substantial part of their respective property and not being discharged within ninety (90) days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency, law, or any dissolution or liquidation proceeding being instituted by or against the Borrower, 21st Mortgage, Majestic Homes or Nobility Homes and, if involuntary, being consented to or acquiesced in by the Borrower, 21st Mortgage, Majestic Homes or Nobility Homes, or remaining for ninety (90) days undismissed.

C	Warranties and Representations. Any material warranty or representation made by the Borrower in this Agreement or any other Loan Document proving to have been false or misleading in any material respect (as reasonably determined by Lender) when made (except that a breach of a representation in Section 3 shall not constitute an Event of Default hereunder if such breach was not made intentionally or knowingly) or any material schedule, certificate, financial statement or report required under this Agreement to be furnished by the Borrower, Servicer or Nobility Homes to the Lender proving to have been false or misleading in any material respect when made or delivered, which, in any such case or event as described in this subsection C, has a material and adverse impact on the Borrower’s, Servicer’s or Nobility Homes’ financial condition or the ability of Borrower to repay the Obligations or the collateral pledged to secure the Term Loan.

D

Noncompliance With Other Provisions of this Agreement. Failure of the Borrower, 21st Mortgage, Majestic Homes or Nobility Homes to comply with or perform any material covenant of this Agreement (which failure does not constitute an Event of Default under any of the preceding provisions of this Section 12) and, if such default is reasonably susceptible to cure, continuance of such failure for forty-five (45) days after notice thereof to Borrower, 21st Mortgage, Majestic Homes or Nobility Homes, as applicable, from the Lender.

13.

Effect Of Event Of Default. If any Event of Default described in Section 12.B shall occur, maturity of the Term Loan shall immediately be accelerated and the Term Note and the Term Loan evidenced thereby, and any other payment Obligations of the Borrower shall become immediately due and payable, all without notice of any kind. When any other Event of Default has occurred and is continuing, the Lender or any other holder of the Term Note may, by delivering written notice thereof to Borrower, 21st Mortgage, Majestic Homes or Nobility Homes, accelerate payment of the Term Loan and declare the Term Note and all other payment Obligations due and payable, whereupon maturity of the Term Loan shall be accelerated and all other payment Obligations shall become immediately due and payable. The remedies of the Lender specified in this Agreement or in any other Loan Document shall not be exclusive, and the Lender may avail itself of any other remedies provided by law as well as any equitable remedies available to the Lender.

14.	Remedies Following Default. Following the occurrence and during the continuance of an Event of Default, Lender may exercise all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Pledged MH Loans) or other applicable laws.

15.	Collection of Collateral. Following the occurrence and during the continuance of an Event of Default, Lender shall have the right to (a) require that all payments due under the Pledged MH Loans be paid directly to Lender, and to receive, collect, hold and apply the same in accordance with the provisions of this Agreement in reduction of the outstanding Obligations, and (b) take such remedial action available to it for the enforcement of any defaulted Pledged MH Loans including the foreclosure, repossession or liquidation of any Pledged MH Loans (including the related collateral securing such Pledged MH Loans and/or the repayment thereof). Effective upon the occurrence and during the continuance of an Event of Default, the Pledgor hereby further irrevocably authorizes, directs and empowers Lender, in its discretion, to collect and receive all checks and drafts evidencing such payments and to endorse such checks or drafts in the name of the Pledgor and upon such endorsements, to collect and receive the money therefor. Upon payment and satisfaction in of all outstanding Obligations, Lender will, at the Pledgor’s request and sole expense, give written notice as necessary to redirect payment of the Pledged MH Loans as requested by the Pledgor.

16.	Notices: All notices or demands hereunder shall be in writing and delivered or mailed to the party to be notified at the following addresses and numbers and shall be deemed to have been sufficiently given or served for all purposes when presented personally or when sent via overnight delivery by a nationally recognized courier (next Business Day delivery) or by registered or certified mail, return receipt requested, to any party hereto at the address set forth below or at such other address as any party shall subsequently designate in writing:

If to the Lender, in all cases to:

Clayton Bank & Trust

620 Market Street

Knoxville, TN 37902

Attn: President

If to Borrower, in all cases to:

Majestic 21 Partnership

c/o 21st Mortgage Corporation

620 Market Street

One Centre Square

Knoxville, TN 37902

Attn: President

If to 21st Mortgage (including in its capacity as Servicer or Pledgor), in all case, to:

21st Mortgage Corporation

620 Market Street

One Centre Square

Knoxville, TN 37902

Attn: President

If to Majestic Homes or Nobility Homes, in all cases to:

Nobility Homes, Inc.

3741 S.W. 7th Street

Ocala, FL 34474

Attn: President

17.	Indemnity: Borrower agrees to indemnify Lender, its successors and assigns, and every director, officer, and employee of Lender (individually, an “Indemnitee”) with respect to, and holds each Indemnitee harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind of nature whatsoever which are incurred by or imposed upon such Indemnitee, arising out of a material breach of any representation or warranty made in this Agreement by Borrower or Servicer, Borrower or Servicer’s failure to perform in any material manner its obligations under this Agreement, or any violation of any applicable law or regulation in connection with the servicing of the Pledged MH Loans by Servicer as contemplated by this Agreement; provided that no Indemnitee shall have the right to be indemnified hereunder for its own unlawful conduct, willful misconduct or gross negligence. Each Indemnitee will promptly notify Servicer of the commencement of any proceeding involving it in respect of which indemnification may be sought pursuant to this Section 17. Neither Borrower nor Servicer shall be liable for the cost of any settlement entered into without its consent (which consent shall not be unreasonably withheld). The obligations of Borrower and Servicer under this section shall survive the termination of this Agreement until the expiration of the applicable statute of limitations period.

18.	Guaranty by Nobility Homes. Nobility Homes does hereby guarantee, irrevocably and unconditionally, the punctual payment and performance of the obligations of Majestic Homes (including the obligations of Majestic Homes as a general partner of the Borrower) under the Term Loan Documents. Nobility Homes waives promptness, diligence, presentment, demand, protest, notice of acceptance and all other notices with respect to its obligations under this Agreement, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any requirement that the Lender exhausts any right or takes any action against the Borrower, or any other guarantor or obligor or any collateral security, and all suretyship defenses generally. This is a continuing guaranty and shall remain in full force and effect until the Obligations have been paid in full. Nobility Homes consents and agrees that Lender shall not be under any obligation to marshal any property or assets of Borrower, Pledgor or any affiliate of Borrower, or any other guarantor in favor of Nobility Homes, or against or in payment of any or all of the Obligations.

19.	Entire Agreement. This Agreement together with the other Loan Document(s) embody the entire agreement of the parties regarding the subject matter herein and therein and supersede all prior agreements regarding the subject matter herein and therein.

20.

Full Payment of Term Loan. Borrower, 21st Mortgage (including as Pledgor and Servicer, Majestic Homes and Nobility Homes) shall have no further obligations to Lender under the Term Loan Documents upon the payment in full of the Term Loan and any other outstanding Obligations to Lender under the Term Loan Documents.

21.	Miscellaneous: This Agreement cannot be modified in any respect except by agreement in writing signed by all the parties hereto. The invalidity of any portion of this Agreement shall in no way affect any and all remaining portions of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without resorting to its laws of conflicts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

22.	WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY KIND OR NATURE ARISING UNDER THE TERM LOAN DOCUMENTS OR THE TRANSACTIONS AND OBLIGATIONS CONTEMPLATED HEREBY AND THEREBY. THE WAIVER MADE HEREUNDER IS MADE KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY FOR SUBSTANTIAL CONSIDERATION AND AS AN INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT.

Signature Page on Next Page

IN WITNESS WHEREOF, each party has caused its duly authorized officer to sign this Loan and Security Agreement on behalf of such party as of the date written above.

LENDER:

CLAYTON BANK & TRUST

By:

Title:

BORROWER:

MAJESTIC 21 PARTNERSHIP, a Florida general partnership

By:	21st Mortgage Corporation,
a general partner

By:

Title:

By:	Majestic Homes, Inc.,
a general partner

By:

Title:

21ST MORTGAGE, SERVICER AND PLEDGOR:

21ST MORTGAGE CORPORATION

By:

Title:

MAJESTIC HOMES:

MAJESTIC HOMES, INC.

By:

Title:

NOBILITY HOMES

NOBILITY HOMES, INC.

BY:

TITLE:

EXHIBIT A

MH LOAN POOL SCHEDULE

See attached.

EXHIBIT B

BORROWING BASE CERTIFICATE

See attached.

BORROWING BASE CERTIFICATE

[To Be Completed on Closing Date and on Monthly Basis]

This Borrowing Base Certificate is submitted this      day of                 , 200    , pursuant to that Loan and Security Agreement dated as of May 20, 2009, by and among CLAYTON BANK & TRUST (hereinafter referred to as “Lender”), a Tennessee chartered state banking institution whose principal office is located in Knoxville, Tennessee, and MAJESTIC 21 PARTNERSHIP (hereinafter referred to as “Borrower”), a Florida general partnership comprised 2lst MORTGAGE CORPORATION (hereinafter referred to as “21st Mortgage” and sometimes as “Servicer” or “Pledgor”), a Delaware corporation and MAJESTIC HOMES, INC. (“Majestic Homes”), a Florida corporation (as such may be amended and/or restated from time to time, the “Loan Agreement”), with NOBILITY HOMES, INC., a Florida corporation joining therein. Capitalized terms not otherwise defined herein shall have such meaning as set forth in the Loan Agreement.

1.	Borrowing Base Calculation. Borrower hereby certifies to the Lender that, as of , 20 :

(a) The aggregate outstanding principal balance of the Qualified MH Loans pledged to Lender under the Loan Agreement is:	$

(b) The Borrowing Base as determined in accordance with the Loan Agreement (80% times the amount in line (a) above) is:	$

(c) The maximum principal amount of the Term Loan (determined as the lesser of $5,000,000 or the amount in line (b) above) is:	$

(d) The existing principal balance of the Term Loan is:	$

(e) The Requisite Monthly Principal Payment Amount for this period which shall equal the amount in line (d) above minus the amount in line (b) above (there shall be no such payment amount to the extent the amount in line (d) is less than or equal to the amount in line (b) above):	$

2.	Borrowing Base Calculation. Borrower hereby certifies to the Lender that, as of the date of this Certificate:

a. Attached hereto is a report showing all Qualified MH Loans included in the foregoing Borrowing Base Calculations;

b. The outstanding principal balance under the Term Note does not exceed the maximum Term Loan amount as provided in 1(c) above;

c. To Borrower’s knowledge, no Event of Default has occurred and is continuing under the Loan Agreement.

This Borrowing Base Certificate being executed by the undersigned.

21ST MORTGAGE CORPORATION

By:
Name:
Title: